BYLAWS

OF

CleanGoal Energy Corp.

A Wyoming Corporation

INCORPORATION DATE: 08/15/2016

FISCAL YEAR END: December 31st

ARTICLE I

OFFICES

§1.1 OFFICES. The principal office for the transaction of business of the Corporation shall be located at such place in the State of Wyoming, as may be designated from time to time by the Board of Directors. Other offices may be established at any time by the Board of Directors at any place or places designated by the Board of Directors.

ARTICLE II

SHAREHOLDERS' MEETINGS

§2.1 ANNUAL MEETINGS. The Annual Meeting of the Shareholders for the election of Directors shall be held on a date in the third week of the month preceding the end of the corporation's fiscal year or in the month after the corporation’s annual filing with the Wyoming Secretary of State. If, for any reason, such meeting shall not be held or a Board of Directors shall not be elected at such meeting or at an adjournment thereof, a Board of Directors may be elected at a Special Meeting to be called by the Board of Directors then in office or upon their order.

§2.2 SPECIAL MEETINGS. Special Meetings of the Shareholders for any purpose may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more Shareholders holding not less than one-fifth (1/5) of the voting power of the Corporation. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Wyoming as may be designed in the notice of meeting.

§2.3 NOTICE OF MEETINGS.

2.3.1 Notices of meetings, annual or special, shall be given in writing to Shareholders entitled to vote by the President or a Vice-President or the Secretary or the Assistant Secretary, or if refusal, by any Director or Shareholder.

2.3.2 Such notices shall be sent to the Shareholder's address appearing on the books of the Corporation, or the address supplied by the Shareholder for the purpose of notice, not less than ten (10) nor more than sixty (60) days before such meeting.

2.3.3 Notice of any meeting of Shareholders shall specify the place, the day and the hour of the meeting, and in case of a Special Meeting, shall state the purposes for which the meeting is called.

2.3.4 When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save as aforementioned, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

2.3.5 Any Shareholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

2.3.6 No notice is required for matters handled by the consent of the Shareholders pursuant to state law.

2.3.7 No notice is required of the Annual Shareholder's meeting, or other notices, if two Annual Shareholder meeting notices are returned to the Corporation undelivered pursuant to state law.

§ 2.4 CONSENT TO SHAREHOLDER'S MEETINGS AND ACTION WITHOUT

MEETING.

2.4.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

2.4.2 The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of such meeting, or an approval of the minutes thereof.

2.4.3 Any action which may be taken by the vote of Shareholders at a meeting, may be taken without a meeting if authorized by the written consent of Shareholders holding at least a majority of the voting power.

2.4.4 All such waivers, consents or approvals shall be filed with the corporate records, or made a part of the minutes of the meeting.

§ 2.5 QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

§ 2.6 VOTING RIGHTS. Each Shareholder shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

§ 2.7 PROXIES. Subject to the limitation of state law, every person entitled to vote or to execute consents may do so either in person or by proxy executed by the person or by his duly authorized agent.

ARTICLE III

DIRECTORS – MANAGEMENT

§ 3.1 POWERS. Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Wyoming as to action to be authorized or approved by the Shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director. The number of Directors may be more than one (1), but not more than fifteen (15) as the Shareholders may decide from time to time by resolution. A Director does not have to be a Shareholder of the Corporation.

§ 3.2 ELECTION AND TENURE OF OFFICE. The Directors shall be elected at the Annual Meeting of the Shareholders, to serve until the next annual meeting and until their successors are elected and have accepted their office. Their terms of office shall begin immediately upon election. At least one-fourth in number of the Directors shall be elected annually. Election may be had by consent of the Shareholders.

§ 3.3 REMOVAL AND RESIGNATION. Any Director may be removed either with or without cause, as provided by state law.

Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

§ 3.4 VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an Annual Meeting of Shareholders or at a Special Meeting called for that purpose. The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors.

§ 3.5 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Meetings of the Board of Directors may be held at any place within or without the State of Wyoming which has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, as long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

§ 3.6 ORGANIZATION MEETINGS. The Organization Meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders. No notice of such meetings need be given.

§ 3.7 OTHER REGULAR MEETINGS. There shall be no regular meetings of the Board of

Directors other than the organization meeting.

§ 3.8 SPECIAL MEETINGS -- NOTICES.

3.8.1 Special Meetings of the Board of Directors for any purpose shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice President or by any two directors.

3.8.2 Written notice of the time and place of Special Meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or other form of written communication at least forty-eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

§ 3.9 CONSENT TO DIRECTOR'S MEETINGS AND ACTION WITHOUT MEETING.

3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9.4 All such waivers, consents, or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

§ 3.10 QUORUM. So long as the Board of Directors is composed of one or two Directors, one of the authorized number of Directors constitutes a quorum for the transaction of business. If there are three or more Directors, a majority thereof shall constitute a quorum.

§ 3.11 COMPENSATION. Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE IV

OFFICERS

§ 4.1 OFFICERS. The officers of this Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and a Resident Agent. The Corporation may also have in the discretion of the Board of Directors one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3 of this Article. One person may hold two (2) or more offices.

§ 4.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article shall be chosen annually by the Board of Directors, and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.

§ 4.3 SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

§ 4.4 REMOVAL AND RESIGNATION.

4.4.1 Any officer may be removed either with or without cause, by the Board of Directors at any regular or special meeting, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

4.4.2 Any officer may resign at any time by giving notice in writing to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

§ 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

§ 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors of the Corporation and shall have the powers and duties prescribed in the Bylaws for the President.

§ 4.7 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

§4.8 VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in the order fixed by the Board of Directors, shall exercise the functions of the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

§4.9 SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at Shareholder's meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a record of Shareholders, or a duplicate record of Shareholders, showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary or Assistant Secretary, or if they are absent or unable to act or refuse to act, any other officer of the Corporation, shall give, or cause to be given, notice of all meetings of the Shareholders, of the Board of Directors, and of committees of the Board of Directors, required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation, if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

§4.10 TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer or Chief Financial Officers shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer or Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions a Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

§4.11 COMPENSATION. Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE V

COMMITTEES

§5.1 COMMITTEES. The Board of Directors may appoint and prescribe the duties of an executive committee, and such other committees as it may from time to time deem appropriate. Such committees shall hold office at the pleasure of the Board.

ARTICLE VI

RECORDS AND REPORTS – INSPECTION

§6.1 INSPECTION OF BOOKS AND RECORDS. All books and records provided for by Wyoming Statutes shall be open to inspection of the Directors and Shareholders to the extent provided by such statutes.

§6.2 CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the Shareholders of the company in the manner provided by law.

§ 6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

§6.4 ANNUAL REPORT. No annual report to Shareholders shall be required; but the Board of Directors may cause to be sent to the Shareholders annual or other reports in such form as may be deemed appropriate by the Board of Directors.

ARTICLE VII

ISSUANCE AND SALES OF STOCK

§7.1 ISSUANCE AND SALE OF STOCK. Each Shareholder of this Corporation shall not be entitled to preemptive or preferential rights to subscribe for or purchase his proportionate part of any shares which may be issued at any time by this Corporation.

ARTICLE VIII

AMENDMENTS TO BYLAWS

§8.1 BYLAWS. New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of either Shareholders' entitled to exercise a majority of the voting power of the Corporation, or the number of Directors authorized to conduct the business of the Corporation.

ARTICLE IX

CORPORATE SEAL

§9.1 CORPORATE SEAL. This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors. The use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document.

ARTICLE X

CERTIFICATES OF STOCK

§10.1 FORM. Certificates for Shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

§ 10.2 EXECUTION. Every certificate for shares must be signed by the President or the Secretary or a Vice President or an Assistant Secretary or must be authenticated by facsimiles of the signature of its President or its Secretary or a Vice President or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by an incorporated bank or trust Company, either domestic or foreign as registrar of transfers.

§10.3 TRANSFER. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

§10.4 LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, of the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

§10.5 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

§10.6 CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the transfer books in their discretion for a period not exceeding the thirty days preceding any meeting, annual or special, of the Shareholders, or the date appointed for the payment of a dividend.

CERTIFICATION

We, the undersigned, the duly elected and acting Directors of CleanGoal Energy Corp, a Wyoming corporation, do hereby certify that the within and foregoing bylaws were adopted as the bylaws of that corporation and that the same do now constitute the bylaws of that corporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed the seal of the Corporation.

DATED: August 25, 2016

Bill MacGillivary, Director

Kenneth Lelek, Director

Wayne Miletta, Director